Exhibit (h)(10)

EXHIBIT B

TO THE ADMINISTRATIVE AND SHAREHOLDER SERVICING AGREEMENT

This Amended and Restated Exhibit B, as amended August 16, 2017 (“Exhibit B”), to the Administrative and Shareholder Servicing Agreement dated April 30, 2009 and amended May 22, 2012 (the “Agreement”), is effective as of August 16, 2017, and supersedes any prior Exhibit B to the Agreement.

Name of Bond		Bond or Policy No.	Insurer
Investment Company		87015117B	ICI
Blanket Bond Form			Mutual
			Insurance
			Company
Fidelity	$65,000,000
Audit Expense	50,000
On Premises	65,000,000
In Transit	65,000,000
Forgery or Alteration	65,000,000
Securities	65,000,000
Counterfeit Currency	65,000,000
Uncollectible Items of
Deposit	25,000
Phone/Electronic Transactions	65,000,000
Computer Security	65,000,000
Directors and Officers/		87015117D	ICI
Errors and Omissions Liability			Mutual
Insurance Form			Insurance
Total Limit	$75,000,000		Company
Blanket Undertaking Lost Instrument
Waiver of Probate		42SUN339806	Hartford
			Casualty
			Insurance